                                                                       Exhibit 1

                              STOCK PURCHASE AND
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                          UNIT SUBSCRIPTION AGREEMENT
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          THIS STOCK PURCHASE AND UNIT SUBSCRIPTION AGREEMENT (this "Agreement")
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is made as of _____ __, 2001, by and between M-Foods Investors, LLC, a Delaware limited liability company ("Investors"), and the Persons named on the signature
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page hereto (each a "Shareholder", and collectively the "Michael Family
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Securityholders").
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               WHEREAS, the Michael Family Securityholders are shareholders of Michael Foods, Inc., a Minnesota corporation (the "Company"), and one of several
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Persons who are or will be investors of Investors;

          WHEREAS, the Company has entered into an Agreement and Plan of Merger with M-Foods Holdings, Inc., a Delaware corporation, and a wholly owned subsidiary of Investors ("Holdings"), and Protein Acquisition Corp., a Minnesota
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corporation, and a wholly owned subsidiary of Holdings ("Merger Sub"), dated as
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of December 21, 2000, as amended from time to time in accordance with its terms (the "Merger Agreement"), pursuant to which Merger Sub shall be merged with and
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into the Company (the "Acquisition"), in accordance with the terms and
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conditions of the Merger Agreement and the relevant provisions of the MBCA (as defined in the Merger Agreement), and the surviving corporation shall be the Company;

          WHEREAS, prior to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, each Shareholder is the record and beneficial owner of the number of shares of the Company's common stock, par value $0.01 per share (the " Shares"), set forth opposite its name on the
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Schedule I attached hereto;
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          WHEREAS, on the terms and subject to the conditions hereof, Investors desires to acquire from each Shareholder, and each Shareholder desires to sell to Investors, certain of its Shares (the "Purchased Shares") (less a number of
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Shares to be contributed in exchange for Units); and

          WHEREAS, on the terms and subject to the conditions hereof and pursuant to Section 721(a) of the Internal Revenue Code, the Michael Family Securityholders also desire to contribute certain of the Shares (the "Contributed Shares") in exchange for Investors' Class A Units (the "Units"), in
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the amounts set forth on Schedule II attached hereto.
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          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   Definitions.
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     1.1  Acquisition. The term "Acquisition" shall have the meaning set forth
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in the preface.

     1.2  Agreement. The term "Agreement" shall have the meaning set forth in
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the preface.

     1.3  Closing. The "Closing" for the sale and purchase of the Shares and
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the contribution of Shares in exchange for Units hereunder shall occur immediately prior to or in connection with the consummation of the Acquisition.

     1.4  Closing Date. The term "Closing Date" shall mean the date on which
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the Closing occurs.

     1.5  Closing Transactions. The term "Closing Transactions" shall
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have the meaning set forth in Section 2.3.
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     1.6  Company. The term "Company" shall have the meaning set forth in the
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preface.

     1.7  Contributed Shares. The term "Contributed Shares" shall have the
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meaning set forth in Section 3.1.
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     1.8  Cost. The term "Cost" shall mean, with respect to Units, the value
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per unit contributed by the Michael Family Securityholders (as proportionately adjusted for all subsequent distributions of units and other recapitalizations).

     1.9  Intentionally Omitted.
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     1.10 Holdings. The term "Holdings" shall have the meaning set forth in the
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preface.

     1.11 Merger Agreement. The term "Merger Agreement" shall have the meaning
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set forth in the preface.

     1.12 Merger Sub. The term "Merger Sub" shall have the meaning set forth in
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the preface.

     1.13 Michael Family Securityholders. The term "Michael Family
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Securityholders" shall have the meaning set forth in the preface.

     1.14 Permitted Transferee. The term "Permitted Transferee" means any
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transferee of Units pursuant to clauses (e), (f) or (h)(1) and (h)(2) the definition of "Exempt Transfer" as defined in the Securityholders Agreement.

     1.15 Person. The term "Person" shall mean any individual, corporation,
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partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     1.16 Purchased Shares. The term " Purchased Shares" shall have the meaning
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set forth in the preface.

     1.17 Securities Act. The term "Securities Act" shall mean the Securities
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Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     1.18 Securityholders Agreement. The term "Securityholders Agreement" shall
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mean the Securityholders Agreement dated as of the Closing Date among the Company and its securityholders, as it may be amended or supplemented thereafter from time to time.

     1.19 Shareholder. The term "Shareholder" shall have the meaning set forth
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in the preface.

     1.20 Share Purchase Price. The term "Share Purchase Price" shall have the
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meaning set forth in Section 2.2.
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     1.21 Shares. The term "Shares" shall have the meaning set forth in the
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preface.

     1.22 Transaction Documents. The term "Transaction Documents" means,
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collectively, (i) each of the Management Stock Purchase and Unit Subscription Agreements executed on or about the date hereof by certain executives of the Company, (ii) the amended and restated limited liability company agreement of the Company as in effect immediately after the Closing, (iii) the Securityholders Agreement, and (iv) each of the other agreements, documents and instruments executed in connection with the Merger Agreement and the transactions contemplated thereby.

2.   Purchase and Sale of Shares.
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     2.1  Purchase and Sale of the Shares. At the Closing, upon the terms and
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subject to the conditions set forth in this Agreement, each Shareholder shall sell, assign, transfer and convey to Investors, and Investors shall purchase and acquire from each Shareholder, its Purchased Shares (less the number of Contributed Shares set forth in Section 3.1 below) against payment at the
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Closing of an aggregate amount equal to the Share Purchase Price by wire transfer of immediately available funds to one or more accounts specified by the Michael Family Securityholders in a written notice to Investors prior to the Closing Date.

     2.2  Share Purchase Price. The aggregate purchase price for the Purchased
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Shares (the "Share Purchase Price") will consist of the payment of an amount of
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cash, equal to $30.10 per Purchased Share, as set forth on Schedule I.
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     2.3  Closing Events. At the Closing, subject to the terms and conditions
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set forth in this Agreement, the parties hereto shall consummate the following "Closing Transactions":
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          (a) The Michael Family Securityholders shall deliver to Investors stock certificates representing the Purchased Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment; and

          (b) Investors shall deliver to the Michael Family Securityholders the amount of the Share Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Michael Family Securityholders in writing to Investors prior to the Closing.

3.   Contribution.
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     3.1  Contribution of Shares. Pursuant to the terms and subject to the
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conditions set forth in this Agreement, each Shareholder hereby agrees to contribute, and Investors hereby agrees to receive, such Shares (with a per share value equal to $30.10) in the amounts as set forth on Schedule II attached
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hereto (the "Contributed Shares"), in exchange for the number of Units set forth
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on Schedule II.
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       3.2  Closing Events. At the Closing, each Shareholder shall deliver to
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Investors the number of Contributed Shares set forth on Schedule II; provided
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that contribution to Investors of the Contributed Shares shall be evidenced by the delivery by the Michael Family Securityholders to Investors of stock certificates representing such Contributed Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment.

4.   Representations and Warranties.
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     4.1  Stock Purchase Representations of the Michael Family Securityholders.
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Each Shareholder represents and warrants to Investors that the statements contained in this Section 4.1 are correct and complete as of the date of this
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Agreement, with respect to itself:

          (a) Power and Authority. Each Shareholder is a duly organized, validly
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existing limited partnership, and each Shareholder is in good standing under the laws of the jurisdiction of its formation. Each Shareholder has full power and authority to execute and deliver this Agreement and perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. No Shareholder need give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) Noncontravention. Neither the execution and the delivery of this
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Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Shareholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Shareholder is a party or by which it is bound or to which any of its assets is subject.

          (c) Brokers' Fees. The Michael Family Securityholders have no
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liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Investors could become liable or obligated.

          (d) Capital Stock. Each Shareholder holds of record and owns
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beneficially the number of Shares set forth next to its name on Schedule I, free
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and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require any such Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Michael.

     4.2  Units Unregistered. The Michael Family Securityholders  acknowledge
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and represent that each Shareholder has been advised by Investors that:

          (a) the offer and sale of the Units have not been registered under the Securities Act;

          (b) the Units must be held indefinitely and each Shareholder must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

          (c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

          (d) a restrictive legend in the form set forth below and the legends set forth in the Securityholders Agreement shall be placed on the certificates representing the Units:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A STOCK PURCHASE AND UNIT SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND __________ DATED AS OF _______ __, 2001, AS AMENDED
          AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of Investors indicating that the Units are subject to restrictions on transfer and, if Investors should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

     4.3  Additional Investment Representations. Each Michael Family
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Securityholder represents and warrants that:

          (a) such Shareholder's financial situation is such that such Shareholder can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for such Shareholder's current needs and personal contingencies, and can afford to suffer a complete loss of such Shareholder's investment in the Units;

          (b) such Shareholder's knowledge and experience in financial and business matters is such that such Shareholder is capable of evaluating the merits and risks of the investment in the Units;

          (c) such Shareholder understands that the Units are a speculative investment which involves a high degree of risk of loss of such Shareholder's investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for such Shareholder to liquidate its investment in case of emergency, if at all;

          (d) such Shareholder understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to such Shareholder or its representatives concerning the Units or Investors or their prospects or other matters;

          (e) each Shareholder has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Investors and its representatives concerning Investors and its subsidiaries, the Acquisition, the Securityholders Agreement, Investors' organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which the such Shareholder deems necessary;

          (g) all information which such Shareholder has provided to Investors and Investors' representatives concerning such Shareholder and such Shareholder's financial position is complete and correct as of the date of this Agreement; and

          (h) such Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

     4.4  Representations of Investors. Investors represents to the Michael
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Family Securityholders that the statements contained in this Section 4.4 are
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correct and complete as of the date of this Agreement:

          (a)  Organization and Power. Investors is a limited liability company
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duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

          (b)  Authorization. The execution, delivery and performance of this
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Agreement by Investors and the consummation of the transactions contemplated hereby by Investors have been duly and validly authorized by all requisite company action on the part of Investors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Investors, and this Agreement constitutes a valid and binding obligation of Investors, enforceable in accordance with its terms and conditions. Investors need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c)  Noncontravention. Neither the execution and the delivery of this
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Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investors is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Investors is a party or by which it is bound or to which any of its assets is subject.

          (d)  Investment. Investors is not acquiring the Shares with a view to
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or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (e)  Capitalization. As of immediately after the Closing, the entire
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authorized capital stock of Investors consists of ______ Class A Units, _____ Class B Units and _____ Class C Units, of which ______ Class A Units, _____ Class B Units and _____ Class C Units are issued and outstanding and no Units are held in treasury. All of the issued and outstanding Units have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in the Transaction Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Investors to issue, sell, or otherwise cause to become outstanding any of its Units. Except as set forth in the Transaction Documents, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Investors. Except as set forth in the Transaction Documents, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Investors.

          (e) Brokers' Fees. Other than fees payable to [Vestar Associates IV,
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L.P. and Goldner, Hawn Johnson & Morrison], Investors has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Michael Family Securityholders could become liable or obligated.

5.   Intentionally Omitted.
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6.   Intentionally Omitted.
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7.   Miscellaneous.
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     7.1  Transfers to Permitted Transferees. Prior to the transfer of Units to
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a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), each transferring Shareholder shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

     7.2  Recapitalizations, Exchanges, Etc., Affecting Units. The provisions
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of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of Investors or any successor or assign of Investors (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in units, issuance of units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     7.3  Binding Effect. The provisions of this Agreement shall be binding
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upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to Investors a valid undertaking and becomes bound by the terms of this Agreement.

     7.4  Amendment; Waiver. This Agreement may be amended only by a written
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instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     7.5  Governing Law. This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     7.6  Jurisdiction. Any suit, action or proceeding with respect to this
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Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Investors and the members of the Michael Family Securityholders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Michael Family Securityholders and Investors hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     7.7  Notices. All notices and other communications hereunder shall be in
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writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  If to Investors:
               M-Foods Investors, LLC
               c/o Vestar Capital Partners IV, L.P.
               1225 Seventeenth Street
               Suite 1660
               Denver, CO 80202
               Attention: James P. Kelley
               Facsimile: (303) 292-6639

          with a copies to:

               Vestar Capital Partners IV, L.P.
               245 Park Avenue, 41st Floor
               New York, NY  10167
               Attention: General Counsel
               Facsimile: (212) 808-4922

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: Stephen L. Ritchie
               Facsimile: (312) 861-2200

          (b) If to the Michael Family Securityholders, to the address shown beneath such Securityholder's name on the signature page attached hereto with copies to:

               Ross Rosenblatt Ltd.
               Attn: Burton Ross
               4100 Piper Jaffray Tower
               222 South Ninth Street
               Minneapolis, MN 55402
               Facsimile:    (612) 338-1131.

     7.8  Integration. This Agreement and the documents referred to herein or
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delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     7.9  Counterparts. This Agreement may be executed in separate counterparts
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(including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     7.10 Injunctive Relief. The Michael Family Securityholders and their
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Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause Investors irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Investors shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     7.11 Rights Cumulative; Waiver. The rights and remedies of the Michael
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Family Securityholders and Investors under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                     *****

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Unit Subscription Agreement as of the date first above written.

                              M-FOODS INVESTORS, LLC



                              By:

                              Its:  _________________________

                              By:   _________________________

                              Its:  _________________________


                              [MICHAEL FAMILY SECURITYHOLDERS]

                              By:   __________________________

                              Its:  __________________________


[Address]

                                   SCHEDULE I
                            Stock Purchase Schedule

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Shareholder    Number of Shares    Number of Purchased    Share Purchase Price
                                   Shares
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4J2R1C L.P.    1,588,489           938,489                $28,248,518.90
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3J2R L.P.      1,459,514           834,514                $25,118,871.40
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                                  SCHEDULE II
                             Contribution Schedule

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Shareholder          Number of Contributed      Number of Class A Units
                     Shares
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4J2R1C L.P.          650,000                    195,650
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3J2R L.P.            625,000                    188,125
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